UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2018

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1 Scotts Road #24-05 Shaw Centre Singapore 228208
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                  Emerging growth company[   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01Entry into a Material Definitive Agreement.

On August 8, 2018, VolitionRx Limited (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Cotterford Company Limited (the “Purchaser”), pursuant to which the Company agreed to sell securities to the Purchaser in a private placement transaction (the “Offering”).  Under the terms of the Offering, the Company will sell 5,000,000 shares (the “Shares”) of its common stock, $0.001 par value per share, at a price of $1.80 per share, as well as a warrant to purchase up to an additional 5,000,000 shares of the Company’s common stock (the “Warrant”), which will result in gross proceeds to the Company before the deduction of estimated offering expenses, of $9,000,000 (excluding the proceeds from any exercise of the Warrant).  The Offering is expected to close on or about August 10, 2018, subject to customary closing conditions.

The Warrant will have a term of one year from the closing date and be exercisable for a period of 6 months, commencing on the 6-month anniversary of the closing date.  The Warrant will have an exercise price of $3.00 per share of common stock payable in cash (subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions).

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement on Form S-3 or other appropriate form if Form S-3 is not available to the Company (the “Registration Statement”) with the Securities and Exchange Commission within 60 days after the closing of the Offering to register the resale of the Shares as well as the shares of common stock issuable upon exercise of the Warrant. The Company also agreed to use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable following the filing.

The securities to be issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

This announcement is not an offer to sell securities of the Company, and any opportunity to participate in the Offering was available solely to the Purchaser.

A copy of the Purchase Agreement, including the form of Warrant attached as an exhibit thereto, is filed herewith as Exhibit 10.1 to this Report and is incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit 10.1. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 3.02Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuance and sale of the securities in the Offering will be made pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder. The Offering was conducted without general solicitation or advertising. The Purchaser represented to the Company that it is an accredited investor with access to information about the Company sufficient to evaluate the investment and that the securities were being acquired without a view to distribution or resale in violation of the Securities Act.  At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 8.01Other Events.

On August 8, 2018, the Company issued a press release announcing the Offering. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated August 8, 2018, by and between VolitionRx Limited and Cotterford Company Limted, including the form of Warrant attached as Exhibit B thereto.
99.1	Press Release of VolitionRx Limited, dated August 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 8, 2018VolitionRx Limited

By: /s/ Cameron Reynolds

Cameron Reynolds

Chief Executive Officer and President